SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by Registrant  (X)
Filed by a party other than the Registrant (  )

Check the Appropriate Box:

( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Materials Pursuant to ss. 240.14a-11c or ss. 240.14a-12

                             HEARTLAND EXPRESS, INC.
                (Name of Registrant as Specified in its Charter)

                 The Heartland Express, Inc. Board of Directors
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the Appropriate Box):

(X)  No fee required
( )  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11

     (1)  Title of each class of securities to which transaction applies:    N/A
     (2)  Aggregate number of securities to which transaction applies:       N/A
     (3)  Price per unit or other underlying value of transaction computed
          pursuant to Exchange Act Rule 0-11:                                N/A
     (4)  Proposed maximum aggregate value of transaction:                   N/A
     (5)  Total fee paid                                                     N/A

( )  Fee paid previously with preliminary materials                          N/A

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)      Amount previously paid:                                        N/A
     (2)      Form, Schedule or Registration Statement No.:                  N/A
     (3)      Filing Party:                                                  N/A
     (4)      Date Filed:                                                    N/A



                             HEARTLAND EXPRESS, INC.
                              2777 Heartland Drive
                             Coralville, Iowa 52241


                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 8, 2003



Dear Fellow Stockholders:

     The 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Heartland Express, Inc., a Nevada corporation (the "Company"), will be held at The Holiday Inn & Conference Center, 1220 First Avenue, Coralville, Iowa, at 8:00 a.m. local time, on Thursday, May 8, 2003, for the following purposes:

1. To consider and act upon a proposal to elect five (5) directors of the Company;
2. To consider and act upon a proposal to ratify the selection of KPMG LLP as independent public accountants for the Company for 2003;
3. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

     The foregoing matters are more fully described in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on March 11, 2003, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

     All Stockholders are cordially invited to attend the Annual Meeting.

                                             By Order of the Board of Directors,


                                             Russell A. Gerdin
                                             Chairman of the Board

Coralville, Iowa 52241
April 7, 2003




                             HEARTLAND EXPRESS, INC.
                              2777 Heartland Drive
                             Coralville, Iowa 52241


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2003


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Heartland Express, Inc., a Nevada corporation (the "Company"), to be used at the 2003 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at The Holiday Inn and Conference Center, 1220 First Avenue, Coralville, Iowa 52241, on Thursday, May 8, 2003, at 8:00 a.m. local time, and any adjournment thereof. All costs of the solicitation will be borne by the Company. The approximate date of mailing this proxy statement and the enclosed form of proxy is April 7, 2003.

     The enclosed copy of the Company's annual report for the fiscal year ended December 31, 2002, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                               PROXIES AND VOTING

     Only stockholders of record at the close of business on March 11, 2003 ("Stockholders") are entitled to vote, either in person or by valid proxy, at the Annual Meeting. On the record date of March 11, 2003, the Company had 50,000,000 shares of $0.01 par value common stock issued and outstanding. Each share is entitled to one vote. The Company has no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

     All proxies that are properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the choices indicated unless timely revoked. Any Stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting shall have and may exercise, or, if only one shall be present, then that one shall have and may exercise, all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide.





                                        1
No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Any Stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

     Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. If no direction is specified by the stockholder, the proxy will be voted "For" the proposals as specified in this notice, and at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.




























                                        2
                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the Annual Meeting, the Stockholders will elect five (5) directors to serve as the Board of Directors until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The Company currently has five directors: Russell A. Gerdin, Richard O. Jacobson, Dr. Benjamin J. Allen, Michael J. Gerdin, and Lawrence D. Crouse. In the absence of contrary instructions, each proxy will be voted for the election of the existing directors.

Information Concerning Directors and Executive Officers

     Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's current directors and other executive officers is set forth below. All references to experience with the Company include positions with the Company's operating subsidiary, Heartland Express, Inc of Iowa, an Iowa corporation. All executive officers are elected annually by the Board of Directors.


--------------------------------------------------------------------------------
                                                                     DIRECTOR
      NAME                  AGE              POSITION                 SINCE
--------------------------------------------------------------------------------
Russell A. Gerdin           61       Chairman of the Board,
                                     President, Secretary              1978
--------------------------------------------------------------------------------
John P. Cosaert             55       Executive Vice President
                                     of Finance, Treasurer              N/A
--------------------------------------------------------------------------------
Richard L. Meehan           57       Executive Vice President
                                     of Marketing and Operations        N/A
--------------------------------------------------------------------------------
Michael J. Gerdin           33       Vice President of Regional
                                     Operations, Director              1996
--------------------------------------------------------------------------------
Richard O. Jacobson (1)     66       Director                          1994
--------------------------------------------------------------------------------
Dr. Benjamin J. Allen (1)   56       Director                          1995
--------------------------------------------------------------------------------
Lawrence D. Crouse (1)      62       Director                          1999(2)
--------------------------------------------------------------------------------
1  Member of Audit Committee
2  Mr. Crouse previously served on the Board of Directors from 1986 to 1991.








                                        3
     Russell A. Gerdin has served as the Company's President since 1978 and as Chairman of the Board since 1986. Russell A. Gerdin is the father of Michael J. Gerdin.

     John P. Cosaert has served as the Company's Executive Vice President of Finance since April 1996. From 1986 to April 1996 he served as Vice President of Finance and Treasurer.

     Richard L. Meehan has served as the Company's Executive Vice President of Marketing and Operations since April 1996. From 1986 to April 1996 he served as Vice President of Marketing.

     Michael J. Gerdin has served as a director since 1996. Mr. Gerdin has served as the Company's Vice President of Regional Operations since May 2001. He served as President of A & M Express, Inc., a subsidiary of the Company, from September 1998 through December 2000. From July 1997 to September 1998, Mr. Gerdin coordinated the operations departments of Heartland Express and A & M Express. From 1992 until July 1997, Mr. Gerdin held a variety of positions within the Company, including positions in the operations, sales, safety, and driver recruiting departments. Michael J. Gerdin is the son of Russell A. Gerdin.

     Richard O. Jacobson has served as a director since 1994. Mr. Jacobson served as President and Chief Executive Officer from 1968 to October 1998 and Chairman of the Board since October 1998 of Jacobson Warehouse Company, Inc. and Jacobson Transportation Company, Inc., Des Moines, Iowa. Mr. Jacobson also serves as a director for Atrion Corporation, Firstar Bank of Des Moines, and FelCor Lodging Trust, Inc.

     Dr. Benjamin J. Allen has served as a director since 1995. Dr. Allen is the Vice President for Academic Affairs and Provost at Iowa State University in Ames, Iowa. He is a Distinguished Professor in Business at Iowa State University where he served as Dean of the College of Business from 1994 to 2001. Dr. Allen also served as Interim Vice President for External Affairs in 2001 and 2002. Dr. Allen was a Brookings Economics Fellow in the Office of Transportation Regulatory Policy of the United States Department of Transportation. Dr. Allen served as Chair of the Committee for the Study of Freight Capacity for the Next Century for the National Academy of Sciences.

     Lawrence D. Crouse has served as a director since 1999. Mr. Crouse is a business consultant and President of Oak Creek Ranch, LLC, a real estate holding company with operations in several states. Mr. Crouse served as Chairman and CEO of Crouse Cartage Company, a regional, less-than-truckload carrier based in Carroll, Iowa, from 1987 to December 1996 and as its Vice Chairman from January 1997 to May 1998. Crouse Cartage was a subsidiary of Transfinancial Holdings, Inc., a publicly traded company. Mr. Crouse served as Vice President and a director of Transfinancial Holdings, Inc. from 1991 until May 1998. Mr. Crouse previously served as a member of the Company's Board of Directors from 1986 to 1991. He is the trustee of trusts for the benefit of Russell Gerdin's children.


                                        4
Meetings and Compensation

     Board of Directors. The Board of Directors held four regularly scheduled meetings during the last fiscal year. All directors were present at each meeting and any committee meeting on which he served. Directors who are not employees of the Company are paid $1,000 for attendance at each Board of Directors or committee meeting attended (if the committee meeting is held on a day other than the day of a Board meeting), and are reimbursed for expenses incurred in attending such meetings.

     Audit Committee and Audit Committee Report. The Audit Committee meets with representatives of the Company's independent auditors to review the auditors' findings during the conduct of the annual audit and to discuss recommendations with respect to the Company's internal control policies and procedures. The Audit Committee also reviews quarterly financial and operating results of the Company, through meetings and conference calls, with the management, independent auditors and securities counsel of the Company. The Board has adopted a charter for the Audit Committee, which sets forth the purpose and responsibilities of the Audit Committee in greater detail. The Audit Committee met two times in person and two times via conference call during the past year and is currently composed of Lawrence D. Crouse (Chairman), Dr. Benjamin J. Allen and Richard O. Jacobson. All of the members of the Audit Committee are independent as defined by Rule 4200(a) (15) of the National Association of Securities Dealer's listing standards. The 2002 Report of the Audit Committee is set forth below.

     The Audit committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 of or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent the Company incorporates such report by specific reference.

                        Audit Committee Report for 2002

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit committee's actions are governed by a written charter, which has been adopted by the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. All of the members of the Audit Committee are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealer's listing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independent Standards Board and considered the compatibility of non-audit services with the auditors' independence.

                                        5
     The Audit Committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AV Section 380), as well as the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held two meetings and two conference calls during the fiscal year 2002.

     In reliance on the reviews and discussions referred to above, and after receiving and reviewing the written disclosures and the letter from the independent accountants as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee recommended the appointment of KPMG LLP as the Company's independent auditors for the 2003 calendar year.

                                          By the Members of the Audit Committee:

                                          Lawrence D. Crouse (Chairman)
                                          Dr. Benjamin J. Allen
                                          Richard O. Jacobson






















                                        6
     Other Committees. The Company does not maintain a standing nominating committee or a compensation committee. Functions normally assigned to these committees are performed by the Board of Directors as a whole.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The 2002 Board of Directors consisted of Russell A. Gerdin, Richard O. Jacobson, Michael J. Gerdin, Dr. Benjamin J. Allen, and Lawrence D. Crouse, all of whom participated in deliberations concerning executive officer compensation. No other individuals participated in such deliberations. During 2002, Russell A. Gerdin served as the President and Secretary and Michael J. Gerdin served as Vice President of Regional Operations of the Company. The Board of Directors establishes the compensation of Russell A. Gerdin and reviews compensation set by Russell A. Gerdin for other executive officers.

     In 2002, the Company leased two office buildings, totaling approximately 25,000 square feet, a storage building of approximately 3,500 square feet, and five acres of land from Russell A. Gerdin for $299,625 plus taxes, utilities, insurance and maintenance. The lease expires on May 31, 2005, but is renewable for an additional five year term with a cost of living adjustment.

     The Company maintains cash accounts with a bank owned by Russell A. Gerdin. At December 31, 2002 the Company had cash accounts totaling $3.4 million on deposit at the bank.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.



















                                        7
                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation paid by the Company to its chief executive officer and two other named executive officers of the Company (the "Named Officers"), for services in all capacities for the fiscal years ended December 31, 2002, 2001, and 2000.
                           Summary Compensation Table

--------------------------------------------------------------------------------
                                                  Long-Term Compensation
                                                 -------------------------------
                     Annual Compensation          Awards         Payouts
                  --------------------------------------------------------------
                                          Other  Restric-                  All
                                          Annual   ted                    Other
                                          Compen- Stock  Options/LTIP    Compen-
Name and Principal          Salary  Bonus sation  Award(s) SARs Payouts  sation
    Position          Year    ($)    ($)   ($)     ($)2    (#)   ($)      ($)1
--------------------------------------------------------------------------------
Russell A. Gerdin     2002  300,000   -     -       -       -     -        -
Chairman and          2001  300,000   -     -       -       -     -        -
President(Chief       2000  300,000   -     -       -       -     -        -
Executive Officer)
John P. Cosaert,      2002  150,000   -     -    439,800    -     -      50,000
Executive Vice        2001  147,248   -     -       -       -     -        -
President of Finance, 2000  125,008   -     -       -       -     -      50,000
Treasurer, and Chief
Financial Officer

Richard L. Meehan     2002  150,000   -     -    439,800    -     -      50,000
Executive Vice        2001  147,248   -     -       -       -     -        -
President of          2000  125,008   -     -       -       -     -      50,000
Marketing and
Operations
--------------------------------------------------------------------------------
1 All other compensation reflects the Company's contribution to the non-qualified deferred compensation plan for key management employees.
2 Aggregate restricted stock holdings at December 31, 2002 and their value at March 7, 2002, the date of the award, are 20,000 shares valued at $439,800 for both Mr. Cosaert and Mr. Meehan. The shares for both named executive officers vest as follows: 8,000 shares in 2004 and 4,000 shares per year in 2005 through 2007.

Board of Directors Report on Executive Compensation

     The members of the Board of Directors prepared the following report on executive compensation:

     The Board of Directors reviews the compensation of the Company's executive officers annually. The compensation of Mr. Gerdin, the Company's chief executive officer, is evaluated differently than that of the other executive officers. A summary of the considerations for each is set forth below.

     Chief Executive Officer. Mr. Gerdin receives a base salary only, with no bonus or long-term incentives. The Board of Directors recognizes Mr. Gerdin's substantial responsibility and contribution to the Company's operating performance, operating margin, revenue and net income growth rates, and attainment of Company goals, as well as his large stockholdings. At Mr. Gerdin's request, his salary has remained the same since 1986, and he has never been paid

                                        8

a bonus. The Board believes that Mr. Gerdin's salary is reasonable compared to similarly situated executives, and that as a holder of approximately 40% of the Company's outstanding stock, Mr. Gerdin receives an incentive through appreciation in the value of the Company's stock. Because of Mr. Gerdin's request, the Board of Directors has not considered or approved an increase in annual compensation or any incentive compensation for Mr. Gerdin. Thus, corporate performance directly affects Mr. Gerdin, but not through his compensation by the Company.

     Other Executive Officers. The Company's other executive officers are compensated through a mix of salary, restricted stock awards, and incentive compensation. In establishing compensation, the Board of Directors annually considers (i) the Company's operating performance, stock performance, operating margin, and revenue and net income growth rates, (ii) team-building skills, individual performance, past performance and potential with the Company, (iii) local compensation levels and cost of living, and (iv) compensation information disclosed by similar publicly-held truckload motor carriers. Salary and bonus levels are largely subjective, with individual performance being the most important factor. Compensation levels at other publicly-traded truckload motor carriers are used as a general guide, and the Board believes that the compensation of its executive officers as a group, historically and during the last fiscal year, has been comparable to that of other carriers.

     The restricted stock award plan was adopted for key management employees to provide long-term incentive through equity ownership. Through this plan the Company seeks to provide executive officers and other key employees with incentive to maximize long-term stockholder value. The awards vest over a five year period contingent upon continued employment.

     The Board believes that providing an incentive for its executive officers to maximize profitability is important. In 1993, the Company's subsidiary, Heartland Express, Inc. of Iowa, adopted a non-qualified deferred compensation plan for key management employees designated by the Board of Directors of the subsidiary for a given year. The total contingent benefit available for all participants is a percentage of the Company's previous year's net profits equal to one-fourth of one percent of such profits for each percentage point (or a fraction thereof) by which the Company's operating ratio was less than a specified target. The operating ratio represents the percentage which operating expenses bear to operating revenues. The benefits vest in increments up to age 65, payment is deferred until cessation of employment, and all payments are subject to certain vesting and forfeiture provisions. The chief executive officer does not participate in the deferred compensation arrangement. Under the deferred compensation plan, there is a direct relationship between the Company's operating efficiency and the deferred amount allocable to the executive officers. The Board of Directors determines the portion of the annual total deferred compensation pool to allocate to individual executive officers based upon a subjective evaluation of the job performance of each individual executive officer.
                                                    Board of Directors
                                    Russell A. Gerdin          Benjamin J. Allen
                                    Richard O. Jacobson        Michael J. Gerdin
                                    Lawrence D. Crouse
                                        9
     The Board of Directors Report on Executive Compensation, and the performance graph appearing later in this Proxy Statement shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any filing incorporating this proxy statement by reference, except to the extent that Company incorporates this report and graph by specific reference.

Tuition Award Program

     The Company maintains a tuition award program for the children of certain employees, including executive officers. Contributions to the program are based upon the Company's performance. During 2002, the Company contributed $294,000 to the program, based upon 2001 performance. The amount paid for children of the Company's named executive officers was $10,954 in 2001 and $5,212 in 2000. There were no disbursements on behalf of the children of the Company's named executive officers in 2002.

Restricted Stock Awards

     On March 7, 2002, Russell Gerdin transferred 90,750 shares of his Common Stock to key employees, including 40,000 shares to the named executive officers. Shares distributed under the award generally vest over a five year period or upon death or disability of a recipient. Unvested shares cannot be sold, assigned, or transferred and are to be forfeited to Mr. Gerdin in the event of a recipient's termination of employment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year.








                                       10

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of March 11, 2003, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Officer of the Company, and by all directors and executive officers of the Company as a group.

--------------------------------------------------------------------------------
           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
--------------------------------------------------------------------------------
                                                          Amount
                                                        & Nature of     Percent
                          Name and Address               Beneficial       of
Title of Class           of  Beneficial Owner            Ownership       Class
--------------------------------------------------------------------------------
                        Russell A. Gerdin, President,
                        Secretary, and Director
                        2777 Heartland Drive,
Common Stock            Coralville, IA 52241              19,464,933(1)    38.9%
--------------------------------------------------------------------------------
                        Richard O. Jacobson
                        Director
                        P.O. Box 224,
Common Stock            Des Moines, IA 50301                 142,707(2)      *
--------------------------------------------------------------------------------
                        Benjamin J. Allen,
                        Director
                        2720 Thompson Drive,
Common Stock            Ames, IA 50010                           394         *
--------------------------------------------------------------------------------
                        Michael J. Gerdin,
                        Director
                        2777 Heartland Drive,
Common Stock            Coralville, IA 52241                     - -         *
--------------------------------------------------------------------------------
                        Lawrence D. Crouse,
                        Director
                        P.O. Box 480,
Common Stock            Burke, SD 57523                      765,204(3)     1.5%
--------------------------------------------------------------------------------
                        John P. Cosaert,
                        Executive Vice President
                        2777 Heartland Drive,
Common Stock            Coralville, IA 52241                  56,719         *
--------------------------------------------------------------------------------
                        Richard L. Meehan,
                        Executive Vice President
                        2777 Heartland Drive,
Common Stock            Coralville, IA 52241                  71,814(4)      *
--------------------------------------------------------------------------------
                        All directors and executive
                        officers as a group
Common Stock            (7 individuals)                   19,751,350       39.5%
--------------------------------------------------------------------------------
*    Less than one percent (1%)
1 Mr. Gerdin owns 18,714,512 shares directly. An additional 750,421 shares are held of record by a voting trust, the voting trust certificates of which are owned by Gerdin Family Investments, L.P. Mr. Gerdin is the general partner of the limited partnership and has dispositive power over the voting trust certificates and stock. Mr. Gerdin is not the voting trustee and does not have the power to vote the shares in the voting trust.
2 All shares are owned by the Richard O. Jacobson Foundation, a private foundation established by Mr. Jacobson. Mr. Jacobson has voting and dispositive power over the shares, but neither he nor any of his family members may receive distribution from the foundations assets. Accordingly, beneficial ownership is disclaimed.
3 Mr. Crouse owns 14,783 shares directly. The other 750,421 shares are held by Gerdin Family Investments, L.P., and Mr. Crouse is the voting trustee.
4 All shares are owned directly except for 17,760 shares held by Mr. Meehan's wife. Mr. Meehan disclaims beneficial ownership of such shares.




                                       11
                             STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                  PERFORMANCE GRAPH FOR HEARTLAND EXPRESS, INC.


     The following graph compares the cumulative total stockholder return of the Company's Common Stock with the cumulative total stockholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking & Transportation Stocks commencing December 31, 1997, and ending December 31, 2002.


                                   GRAPH AREA


                                     Legend


Symbol   Index Desc.       12/31/97 12/31/98 12/31/99 12/31/00 12/31/01 12/31/02

___   Heartland Express      100.0    65.1     58.6     84.9    129.2     168.0

---   CRSP index for
       Nasdaq Stock
       Market (U.S.
       Companies)            100.0   141.0    261.5    157.4    124.9      86.3

....   CRSP Index for
       Nasdaq Trucking
       & Transportation
       Stocks                100.0    90.4     86.1     78.3     92.6      94.2

     The stock performance graph assumes $100 was invested on January 1, 1998. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799 US and Foreign. The Company will provide the names of all companies in such index upon request.




                                       12
                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has appointed KPMG LLP, independent auditors, as auditors for the year ending December 31, 2003. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and will be available to respond to appropriate shareholder questions. KPMG LLP was the independent auditor for the year ended December 31, 2002.

Change of Independent Auditors

     On April 5, 2002, the Audit Committee of the Board of Directors approved the dismissal of our independent public accountants, Arthur Andersen LLP. Arthur Andersen LLP's reports on our financial statements for the 2001 and 2000 fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2001 and during the subsequent interim period through the date of dismissal, April 5, 2002, there were not any disagreements between us and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

     A copy of a letter addressed to the Securities and Exchange Commission from Arthur Andersen LLP stating that it agrees with the above statements was included as Exhibit 16 to our Form 10K for the year ended December 31, 2002 filed with the Commission is incorporated by reference herein.

     Also on April 5, 2002, based upon approval of the Audit Committee, we engaged the firm of KPMG LLP to be our independent auditors. We did not consult with KPMG LLP at any time during the years ended December 31, 2001 and 2000, and through April 5, 2002 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or concerning any disagreement or reportable event with Arthur Andersen LLP.

Fees Paid to KPMG LLP Related to Fiscal 2002

  Audit Fees                                                 $ 61,000
  Financial Information Systems Design
    and Implementation Fees                                         0
  All Other Fees, primarily tax-related                        19,160
                                                             ________
  Total                                                      $ 80,160
                                                             ========
                                       13
     The Audit Committee has determined that the provision of non-audit services by KPMG LLP is compatible with maintaining the independence of KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDTIORS FOR THE YEAR ENDING DECEMBER 31, 2003.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2004 Annual Meeting of the Stockholders of the Company must be received by the Corporate Secretary of the Company at the Company's principal executive offices on or before December 1, 2003, to be included in the Company's proxy material related to the meeting.

                                  OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                                        HEARTLAND EXPRESS, INC.

                                                        Russell A. Gerdin
                                                        Chairman of the Board

April 7, 2003
















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